EXHIBIT 3.2

                                                          FEDERAL IDENTIFICATION
                                                          NO.   04-3116697

                        The Commonwealth of Massachusetts
                             William Francis Galvin
                          Secretary of the Commonwealth
              One Ashburton Place, Boston, Massachusetts 02108-1512

                              ARTICLES OF AMENDMENT
                    (General Laws, Chapter 156B, Section 72)

We,                  George Rea                       *Acting President,
     _______________________________________________ ,

and                   John M. Hession                  Assistant Clerk,
     _______________________________________________ ,

of             Spacetec IMC Corporation
     __________________________________________________________________,
                           (Exact name of corporation)

located at  The Boott Mills, 100 Foot of John Street, Lowell, MA  01852-1126,
          ______________________________________________________________________
                (Street address of corporation in Massachusetts)

certify that these Articles of Amendment affecting articles numbered:

                                  I, III and IV
--------------------------------------------------------------------------------
          (Number those articles 1, 2, 3, 4, 5 and/or 6 being amended)

of the Articles of Organization were duly adopted at a meeting held on February 17, 1999, by vote of:

           3,752,263 shares of Common Stock of 6,846,993 shares outstanding,
                         (type, class & series, if any)

          __________ shares of ___________  of_________  shares outstanding, and
                         (type, class & series, if any)

          __________ shares of ___________  of_________  shares outstanding,
                         (type, class & series, if any)

1**being at least a majority of each type, class or series outstanding and entitled to vote thereon


*Delete the inapplicable words.             **Delete the inapplicable clause.
1 For amendments adopted pursuant to Chapter 156B, Section 70.
2 For amendments adopted pursuant to Chapter 156B, Section 71.
Note: If the space provided under any article or item on this form is insufficient, additions shall be set forth on one side only ofseparate 8 1/2 x 11 sheets of paper with a left margin of at least 1 inch. Additions to more than one article may be made on a single sheet so long as each article requiring each addition is clearly indicated.

To change the number of shares and the par value (if any) of any type, class or series of stock which the corporation is authorized to issue, fill in the following:

The total presently authorized is:



            WITHOUT PAR VALUE STOCKS                                      WITH PAR VALUE STOCKS
-----------------|--------------------------|------------------|---------------------|----------------
      TYPE       |      NUMBER OF SHARES    |         TYPE     |   NUMBER OF SHARES  |    PAR VALUE
-----------------|--------------------------|------------------|---------------------|----------------
Common:          |                          |    Common:       |        20,000,000   | $.01 per share
                 |                          |                  |                     |
Preferred:       |                          |    Preferred:    |         1,000,000   | $.01 per share
------------------------------------------------------------------------------------------------------


Change the total authorized to:

            WITHOUT PAR VALUE STOCKS                                      WITH PAR VALUE STOCKS
-----------------|--------------------------|------------------|---------------------|----------------
      TYPE       |      NUMBER OF SHARES    |         TYPE     |   NUMBER OF SHARES  |    PAR VALUE
-----------------|--------------------------|------------------|---------------------|----------------
Common:          |                          |    Common:       |        25,000,000   | $.01 per share
                 |                          |                  |                     |
Preferred:       |                          |    Preferred:    |         1,000,000   | $.01 per share
------------------------------------------------------------------------------------------------------

That Article I of the Restated Articles of Organization, as amended, be deleted in their entirety, and replaced with the following:

"Article I        The name of the corporation is: Labtec Inc."

That Article III of the Amended and Restated Articles of Organization be deleted in their entirety, and replaced with the following:

"Article III The total number of shares and par value, if any, of each class of stock which the corporation is authorized to issue:


            WITHOUT PAR VALUE STOCKS                                      WITH PAR VALUE STOCKS
-----------------|--------------------------|------------------|---------------------|----------------
      TYPE       |      NUMBER OF SHARES    |         TYPE     |   NUMBER OF SHARES  |    PAR VALUE
-----------------|--------------------------|------------------|---------------------|----------------
Common:          |                          |    Common:       |        25,000,000   | $.01 per share
                 |                          |                  |                     |
Preferred:       |                          |    Preferred:    |         1,000,000   | $.01 per share
------------------------------------------------------------------------------------------------------

         Upon the filing of these Articles of Amendment with the secretary of State of the Commonwealth of Massachusetts, each three (3) shares of Common
Stock of the Corporation, $.01 par value per share (the "Old Common Stock"), issued and outstanding or held in the treasury of the Corporation immediately after the filing of the Certificate of Merger on behalf of SIMC Acquisition Corporation, a wholly-owned subsidiary of the Corporation, into Labtec Inc., shall be consolidated and combined into one (1) share of Common Stock.

         Each holder of record of a certificate or certificates for one or more shares of the Old Common Stock shall be entitled to receive as soon as practicable, upon surrender of such certificate, a certificate or certificates representing the largest whole number of shares of Common Stock to which such holder shall be entitled pursuant to the provisions of the immediately preceding paragraph. Any certificate for one or more shares of the Old Common Stock not so surrendered shall be deemed to represent one share of the Common Stock for each three (3) shares of the Old Common Stock previously represented by such certificate. No fractional shares of Common Stock shall be issued upon such reverse stock split; any holder who would otherwise be entitled to receive a fractional share will instead receive cash equal to the average market value of the Old Common Stock for the five most recent days that Spacetec has traded ending on the trading day immediately prior to the date on which these Articles of Amendment were filed with the Secretary of State of the Commonwealth of Massachusetts."

That the first paragraph of Article IV of the Amended and Restated Articles of Organization be deleted in their entirety, and replaced with the following:

"Article IV     The total number of shares of all classes of capital stock which the Corporation shall be authorized to issue is twenty-six million (26,000,000) shares, consisting of twenty-five million (25,000,000) shares of Common Stock, $.01 par value per share (the "Common Stock"), and one million (1,000,000) shares of Preferred Stock, $.01 par value per share (the "Preferred Stock"),"
                                      -3-

 The foregoing amendment(s) will become effective when these Articles of Amendment are filed in accordance with General Laws, Chapter 156B, Section 6 unless these articles specify, in accordance with the vote adopting the amendment, a later effective date not more than thirty days after such filing, in which event the amendment will become effective on such later date.

Later effective date:                                              .

SIGNED UNDER THE PENALTIES OF PERJURY, this 17th day of February, 1999,

/s/  George Rea
__________________________________________ , *Acting President,
George Rea


/s/  John M. Hession
 _________________________________________ , *Assistant Clerk.
John M. Hession

         *Delete the inapplicable words.

                        THE COMMONWEALTH OF MASSACHUSETTS

                              ARTICLES OF AMENDMENT
                    (General Laws, Chapter 156B, Section 72)



                I hereby approve the within Articles of Amendment and, the filing fee in the amount of $ having been paid, said articles are deemed to have been filed with me this day of 19 .


                Effective date:_____________________________________




                             WILLIAM FRANCIS GALVIN
                          Secretary of the Commonwealth









                         TO BE FILLED IN BY CORPORATION
                      Photocopy of document to be sent to:

                         Parker Chapin Flattau & Klimpl
                         1211 Avenue of Americas
                         New York, NY  10036
                         Attn:  Mark S. Hirsch

                                                          FEDERAL IDENTIFICATION
                                                          NO.     04-311-6697

                        The Commonwealth of Massachusetts
                             William Francis Galvin
                          Secretary of the Commonwealth
              One Ashburton Place, Boston, Massachusetts 02108-1512

                 CERTIFICATE OF CHANGE OF DIRECTORS OR OFFICERS
                        OF DOMESTIC BUSINESS CORPORATIONS
                    (General Laws, Chapter 156B, Section 53)


I,       Rodger R. Krouse                              , *Clerk
    ___________________________________________________

of      Labtec Inc. (f/k/a Spacetec IMC Corporation)
    ___________________________________________________
                           (Exact name of corporation)

having a principal office at
               The Boott Mills, 100 Foot of John St., Lowell, MA 01852         ,
 ------------------------------------------------------------------------------
                (Street address of corporation in Massachusetts)

certify that pursuant to General Laws, Chapter 156B, Section 53, a change in the directors and/or the president, treasurer and/or clerk of said corporation has been made and that the name, residential address and expiration of term of the president, treasurer, clerk and each director are as follows:



                         NAME                     RESIDENTIAL ADDRESS         EXPIRATION OF TERM OF
                                                                                     OFFICE

President:      Robert G. Wick           4640 N.W. Valley Street              UNTIL SUCCESSORS ARE
                                         Camas, WA  98607                   DULY ELECTED & QUALIFIED
Treasurer:      Marc J. Leder            12 Bermuda Lake Drive                UNTIL SUCCESSORS ARE
                                         Palm Beach Gardens, FL 33418       DULY ELECTED & QUALIFIED
Clerk:          Rodger R. Krouse         1141 Southwest 19th Ave.             UNTIL SUCCESSORS ARE
                                         Boca Raton, FL  33486              DULY ELECTED & QUALIFIED

**Assistant Clerk:

Directors:      (SEE ATTACHED LIST)

SIGNED UNDER THE PENALTIES OF PERJURY, THIS 17th day of February, 1999,

/s/ Rodger R. Krouse                                            , Clerk
---------------------------------------------------------------
                  Rodger R. Krouse

*Delete the inapplicable words.
**Please provide the name and residential address of the assistant clerk if he/she is executing this certificate of change.
                                      -6-

                            Directors of Labtec Inc.


                                                       Expiration of
Name                | Address                       |    Term of Office
--------------------|-------------------------------|---------------------------
J. Grant Jagelman   | 3 Crannook                    | UNTIL SUCCESSORS ARE DULY
                    | Rosebay, New South Wales      | ELECTED & QUALIFIED
                    | AUSTRALIA                     |
                    |                               |
Caroline Merison    | 129 East 69th Street, Apt #3B | UNTIL SUCCESSORS ARE DULY
                    | New York, NY 10021            | ELECTED AND QUALIFIED
                    |                               |
Joseph Pretlow      | 20 Wellington Street, Apt #4  | UNTIL SUCCESSORS ARE DULY
                    | Boston, MA 02118              | ELECTED AND QUALIFIED
                    |                               |
Robert G. Wick      | 4640 N.W. Valley Street       | UNTIL SUCCESSORS ARE DULY
                    | Camas, WA 98607               | ELECTED AND QUALIFIED
                    |                               |
Dennis Gain         | 30 Boren Lane                 | UNTIL SUCCESSORS ARE DULY
                    | Boxforad, MA 01921            | ELECTED AND QUALIFIED
                    |                               |
Geoffrey Rehnert    | 18 Meadowbrook Road           | UNTIL SUCCESSORS ARE DULY
                    | Weston, MA 02193              | ELECTED AND QUALIFIED
                    |                               |
Pat Sullivan        | 438 Howard Street             | UNTIL SUCCESSORS ARE DULY
                    | Northboro, MA 01532           | ELECTED AND QUALIFIED
                    |                               |
Marc Wolpow         | 17 Clark Road                 | UNTIL SUCCESSORS ARE DULY
                    | Wellesley, MA 02481           | ELECTED AND QUALIFIED
                    |                               |
Rodger R. Krouse    | 1141 Southwest 19th Avenue    | UNTIL SUCCESSORS ARE DULY
                    | Boca Raton, FL 33486          | ELECTED AND QUALIFIED
                    |                               |
Marc J. Leder       | 12 Bermuda Lake Drive         | UNTIL SUCCESSORS ARE DULY
                    | Palm Beach Gardens, FL 33418  | ELECTED AND QUALIFIED
                    |                               |
George Rea          | 2262 S.W. Whitemarsh Way      | UNTIL SUCCESSORS ARE DULY
                    | Palm City, FL 34990           | ELECTED AND QUALIFIED
                    |                               |
Bradley Krouse      | 1431 Sandy Circle             | UNTIL SUCCESSORS ARE DULY
                    | Narberth, PA 19072            | ELECTED AND QUALIFIED

                                       -7-